EXHIBIT 10.3


                                ROYALTY AGREEMENT


         THIS ROYALTY AGREEMENT (the "Agreement") dated as of March 13th, 2006 is made by and between EdgeTech Inc., a Florida corporation ("Edgetech"), having a business address at 2880 NW 2nd Avenue, Suite 2, Boca Raton, Florida 333431, and Silverman & Minahan Group, LLC, a Florida limited liability company (the "Company"), having an address at 233 South Federal Highway, Boca Raton, Florida 33433 (the signatories to this Agreement are referred to individually herein as a "Party" and collectively herein as "Parties" ).

                                   WITNESSETH:

         WHEREAS, Edgetech has certain exclusive rights granted to it by and pursuant to a written agreement with Datawind Net Access Corporation, a Delaware corporation ("Datawind") (the "Datawind Agreement") to market, distribute, sell and cause to have manufactured, the Products, as such term is defined below, on a worldwide basis, within five (5) vertical markets: (i) fantasy sports and sports book; (ii) online poker; (iii) music; movie and television; (iv) adult markets (adult rated content); and (v) financial services market (certain exclusions apply to vertical markets (iv) and (v); and

         WHEREAS, Edgetech desires to pay the Company royalties on the monthly service fees Edgetech charges and receives on the Products, as such term is defined below;

          NOW, THEREFORE, for and in consideration of the covenants, conditions and undertaking hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties hereto, it is agreed by and between the Parties as follows:



                                 1. DEFINITIONS
                                 --------------

         1.1 "Products" as used herein means the current generation, next generation (with improved industrial design, embedded GPRS modem, backlit keyboard, offline organizer, and GPS functionality) and any subsequent generations, including but not limited to improvements and/or modifications caused by Edgetech, of the PocketSurfer, a handheld wireless internet access device the intellectual property rights to which are currently owned by Datawind and/or affiliates thereof.

         1.2 "Gross Receipts" as used herein, means the gross receipts and all other money and compensation of whatever kind received by Edgetech (and/or any other entity associated and/or affiliated with Edgetech) (collectively, "Edgetech") as a monthly service fee from each user and/or reseller of the Products, less any applicable sales taxes.


                           2. EARNED RUNNING ROYALTIES
                           ---------------------------

         2.1 Edgetech shall pay the Company an earned running royalty of 2.5% on the Gross Receipts commencing with the first sale of the Products from the date first set forth above.

         2.2 Earned running royalties under Paragraph 2.1 shall accrue to the Company for so long as Edgetech has any customers utilizing the Products from which Edgetech derives any Gross Receipts.

         2.3 Earned running royalties accruing to the Company shall be paid by Edgetech on a monthly basis within ten (10) days after the end of the previous calendar month in which Gross Receipts are received by Edgetech.

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                                3. DUE DILIGENCE
                                ----------------

         3.1 Edgetech, upon execution of this Agreement, shall diligently proceed to market, distribute, sell, charge and collect Gross Receipts to the best of its ability.

         3.2 Edgetech shall be entitled to exercise prudent and justifiable business judgment in meeting its due diligence obligations hereunder.

                          4. REPORTS, BOOKS AND RECORDS
                          -----------------------------

         4.1 At the end of each calendar quarter (three month) accounting period after the first three royalty-bearing Gross Receipts months for the Products, Edgetech shall provide the Company a written report prepared in the ordinary course of its business and in accordance with U.S. generally accepted accounting principles, showing all sales of the Products and Gross Receipts received by Edgetech during the preceding three (3) month accounting period. Reports are due within ten (10) days from the end of each calendar quarter for the preceding three (3) month period. If no sales of Products have been made and/or Gross Receipts received during any reporting period, a written statement to this effect from Edgetech shall be required. All such reports shall be treated by the Company as business proprietary information of Edgetech.

          4.2 Edgetech shall keep books and records according to U.S. generally accepted accounting standards and procedures accurately showing all sales of the Products by Edgetech and all Gross Receipts received by Edgetech under the terms of this Agreement. Such books and records shall be open to inspection during reasonable business hours on a confidential basis by representatives or agents of the Company at reasonable times, but in no event more than four times each year, for the purpose of verifying the accuracy of the quarterly reports and the royalties due hereunder.

         4.3 The fees and expenses of the representatives or agents performing such an examination shall be borne by the Company.

         4.4 The books and records required by Paragraph 4.2 hereof shall be preserved for at least three (3) years from the date of the royalty payment to which they pertain.

                           5. CONFIDENTIAL INFORMATION
                           ---------------------------

         5.1 The Parties acknowledge that each Party may disclose to the other Party technical data, economic information, know-how and data developed by the disclosing Party. This information will be marked "Confidential" by the disclosing Party.

         5.2 The obligation to maintain the confidentiality of each Party's confidential information shall extend five (5) years beyond the term of this Agreement as set forth in Article 6 herein.

         5.3 A Party receiving confidential information from a disclosing Party shall not be prevented from using or disclosing information:

             (a) which is now, or becomes in the future, public knowledge other than by breach of this Agreement by the receiving Party;

             (b) which is lawfully obtained by the receiving Party from a source independent of the disclosing Party; or

             (c) which is subsequently developed by the receiving Party independent of the confidential information received hereunder.


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                            6. TERM OF THE AGREEMENT
                            ------------------------

         6.1 This Agreement will not be binding upon the Parties until it has been signed hereinbelow by or on behalf of each Party, in which event, it shall be effective as of the later of the dates of execution of the Parties.

         6.2 This Agreement shall be in full force and effect from the date first herein written and shall remain in effect for so long as Edgetech continues to receive any Gross Receipts, unless otherwise earlier terminated by operation of law or by the joint written agreement of the Parties or otherwise in accordance with the terms of this Agreement.

                           7. TERMINATION BY COMPANY
                           -------------------------

         7.1 If Edgetech should fail to deliver to the Company any statement or report when due, or fail to pay any royalty at the time that the same should be due, or if Edgetech should violate or fail to perform any material covenant, condition, or undertaking of this Agreement on its part to be performed hereunder, then and in such event the Company may give written notice of such default to Edgetech. If Edgetech should fail to make substantial progress toward curing such default within thirty (30) days from the date of delivery of such notice to Edgetech as defined in Article 11 ("Notices") hereof, the Company shall have the right (but not the obligation) to terminate this Agreement by written notice to Edgetech. Upon delivery of such notice of termination to Edgetech, this Agreement shall automatically terminate. Such termination shall not relieve Edgetech of its obligation to pay any royalty due or owing at the time of such termination and shall not impair any rights of Edgetech.

                             8. WARRANTY BY EDGETECH
                             -----------------------

         8.1 Edgetech warrants that it has the lawful right to enter into this Agreement and to perform all of its obligations timely hereunder.

                                    9. WAIVER
                                    ---------

         9.1 It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.


                        10. ASSIGNABILITY; BINDING EFFECT
                        ---------------------------------

         10.1 The Company may in its sole discretion assign this Agreement and its rights and obligations hereunder in whole or in part to any third party/parties upon written notice thereof to Edgetech. Edgetech shall not assign this Agreement and/or the Datawind Agremeent and/or any of its rights and/or obligations hereunder and/or thereunder, respectively, to any third party without the prior written consent of the Company (or its assignee(s)), which consent may be withheld in the Company's (or its assignee(`s) (s') sole discretion without any liability to such entity. This Agreement and all of its terms and conditions shall be binding upon each of the Parties' respective successors and assigns.

                                   11. NOTICES
                                   -----------

         11.1 Any payment, notice, or other communication required or permitted to be given to either Party hereto shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by first-class certified mail, postage paid, or via nationally recognized overnight delivery service to the respective address given below, or to such other address as it shall designate by written notice given to the other Party as follows:

In the case of the Company:             Silverman & Minahan Group, LLC
                                        233 South Federal Highway
                                        Boca Raton, Florida  33433
                                        Attention:  Dan Minahan, Managing Member

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In the case of Edgetech:                EdgeTech Inc.
                                        2880 NW 2nd Avenue, Suite 2
                                        Boca Raton, Florida  33431
                                        Attention:  Lev Parnas, President


                                12. FORCE MAJEURE
                                -----------------

         12.1 Neither Party shall be responsible for delay or failure in performance of any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lighting, windstorm, earthquake, subsidence of soil, court order or government interference, civil commotion, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of such Party.

                     13. GOVERNING LAW AND RELATED MATTERS
                     -------------------------------------

         13.1 This Agreement shall be interpreted and construed solely in accordance with the laws of the State of Florida, without giving effect to its conflict of law principles. Any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the federal and/or state courts located in Palm Beach County, Florida. Each of the Parties to this Agreement agree that such jurisdiction and venue is acceptable to such Party. The prevailing Party in any such action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs from the other Party.

                                14. MISCELLANEOUS
                                -----------------

         14.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         14.2 No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

         14.3 This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof.

14.4 In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         14.5 As each of the Parties hereto have been represented by counsel in connection with the negotiation and preparation of this Agreement, each such Party agrees that the rule of construction that ambiguities shall be construed against the drafter of the document is not applicable to this Agreement.

         IN WITNESS WHEREOF, both Edgetech and the Company have executed this Agreement on the day and year first set forth above, in duplicate originals, or in counterparts via telecopier by their respective officers or representatives hereunto duly authorized, to be effective as of the date first set forth above.


    EDGETECH INC.                              SILVERMAN & MINAHAN, LLC

    By: /s/ Lev Parnas                         By:  /s/ Dan Minahan
        Lev Parnas, President                       Dan Minahan, Managing Member


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